EXHIBIT 99.1

Chemung Financial Reports Higher Year-to-Date Earnings

ELMIRA, N.Y., Oct. 31, 2012 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (OTCBB:CHMG) the parent company of Chemung Canal Trust Company, reported year-to-date and quarter ended September 30, 2012, net income and earnings per share. Highlights for the current year and quarter include:

  Net income for the nine months ended September 30, 2012, was $8.9 million, or $1.92 per share, compared with $7.6 million, or $1.76 per share, for the same period in the prior year, an increase of $1.3 million, or 17.4%. Net income for the third quarter of 2012 was $2.8 million, or $0.61 per share, compared with $3.3 million, or $0.71 per share, for the same quarter in the prior year.

  Net interest margin for the nine months ended September 30, 2012, was 4.10% compared with 4.02% for the same period in the prior year. Net interest margin for the third quarter of 2012 was 4.04% compared with 3.97% for the preceding quarter and 4.11% for the third quarter in the prior year.

  Non-performing assets to total assets ratio declined to 1.10% at September 30, 2012, from 1.79% at December 31, 2011. Excluding $4.6 million in accruing loans that are 90 days or more past their stated maturity dates, the non-performing assets to total assets ratio was 0.75%.

  Capital remains strong as the tangible equity to tangible assets ratio was 8.39% at September 30, 2012, compared with 8.23% at December 31, 2011.

Ronald M. Bentley, President and CEO stated, "We are very pleased with the results for the first nine months and third quarter of 2012. We have been extremely diligent in holding the net interest margin in the 4.00% range in the current historically low interest rate environment. At the same time, our efforts to tightly manage credit quality have proven to be successful with a non-performing assets ratio of 1.10% as of September 30, 2012. Also, the acquisition of Capital Bank in the Albany region has been highly profitable for us and has significantly increased the value of our banking franchise."

Mr. Bentley continued, "Our expansion into the Albany region has given us an excellent opportunity for loan and deposit growth. We believe we have seized upon this opportunity in the past year by experiencing strong growth in our Albany region lending portfolios."

Summary:

Chemung Financial Corporation reported net income of $8.9 million for the nine months ended September 30, 2012, an increase of $1.3 million, or 17.4%, compared with $7.6 million for the nine months ended September 30, 2011. The improvement was attributable to an increase of $3.3 million in net interest income, partially offset by increases of $0.9 million in non-interest expense and $0.8 million in income taxes, and a reduction of $0.3 million in non-interest income. Earnings per share for the nine months ended September 30, 2012, was $1.92 compared with $1.76 for the nine months ended September 30, 2011.  Return on average assets and return on average equity for the nine months ended September 30, 2012, were 0.95% and 9.12%, respectively, compared with 0.88% and 8.66%, respectively, for the same period in the prior year.

Year-to-date earnings improved significantly due primarily to an increase in net interest income and a $2.2 million decrease in pre-tax one-time merger transaction costs, both related to the Capital Bank acquisition in April 2011.  In addition, we recognized $0.8 million in pre-tax casualty gains from insurance reimbursements related to the September 2011 flooding of our Owego and Tioga offices.

Net income for the third quarter 2012 was $2.8 million compared with third quarter 2011 results of $3.3 million, a decrease of $0.5 million or 13.9%. The decline was attributable to an increase of $0.8 million in non-interest expense and a reduction of $0.4 million in net gain on securities transactions. These items were partially offset by reductions of $0.4 million in the provision for loan losses and $0.3 million in income taxes. Earnings per share for the current quarter totaled $0.61 compared with $0.71 for the same period in the prior year. Return on average assets and return on average equity for the current quarter were 0.89% and 8.53%, respectively, compared with 1.05% and 10.18%, respectively, for the third quarter of 2011.

Net income of $2.8 million for the quarter ended September 30, 2012, represents an increase of $0.4 million, or 16.0%, from net income of $2.4 million for the preceding quarter ended June 30, 2012. The increase in net income was primarily due to an increase of $0.4 million in net interest income and a reduction of $0.5 million in non-interest expense. These items were partially offset by increases of $0.2 million in the provision for loan losses and $0.3 million in income taxes. Earnings per share for the current quarter totaled $0.61 compared with $0.53 for the preceding quarter. Return on average assets and return on average equity for the current quarter were 0.89% and 8.53%, respectively, compared with 0.78% and 7.55%, respectively, for the preceding quarter.

Net Interest Income:

Net interest income for the nine months ended September 30, 2012, totaled $35.2 million compared with $31.8 million for the same period in the prior year, an increase of $3.3 million, or 10.4%. Net interest margin increased to 4.10% for the nine months ended September 30, 2012, from 4.02% for the same period in the prior year. The increase in net interest margin was primarily due to the cost of interest-bearing liabilities decreasing at a faster rate than the yield on interest-earning assets and an increase in average earning assets.   The increase in average earning assets was principally the result of the Capital Bank acquisition in April 2011.

Net interest income for the third quarter of 2012 was $11.8 million, level with the same quarter in the prior year.  Net interest margin declined to 4.04% for the current quarter from 4.11% for the same quarter in the prior year. The decline in net interest margin was primarily due to yields on interest-earning assets decreasing at a faster rate than the cost of interest-bearing liabilities. The decrease in yield on interest-earning assets was attributable to lower loan yields as loans continue to reprice at current market rates.

Compared with the preceding quarter ended June 30, 2012, net interest income increased by $0.4 million, primarily due to a 7 basis point increase in the net interest margin. The improvement in the net interest margin was due to a 7 basis point decrease in the cost of interest-bearing liabilities and a slight increase in average earning assets.

Non-Interest Income:

Non-interest income for the nine months ended September 30, 2012, was $13.1 million compared with $13.4 million for the same period in the prior year, a decrease of $0.3 million, or 2.5%. The decline was primarily due to decreases of $0.8 million in net gain on securities transactions and $0.5 million in revenue from our equity investment in Cephas Capital Partners, L.P. These items were partially offset by $0.8 million in casualty gains from insurance reimbursements related to the September 2011 flooding of our Owego and Tioga offices and an increase in net gain on sale of loans held for sale.

Non-interest income for the third quarter of 2012 was $4.1 million, level with the preceding quarter and down $0.3 million compared with the same quarter in the prior year. The decrease from the year-ago quarter was primarily due to a decrease of $0.4 million in net gain on securities transactions.

Non-Interest Expense:

Non-interest expense for the nine months ended September 30, 2012, was $34.2 million compared with $33.3 million for the same period in the prior year, an increase of $0.9 million, or 2.8%.  Excluding $2.2 million in merger related expenses from the prior year, non-interest expense increased $3.2 million, or 10.2% for the nine months ended September 30, 2012. This increase was primarily due to increases of $1.2 million in salaries and wages, $0.8 million in pension and other employee benefits, $0.4 million in data processing expenses and $0.2 million in other real estate owned expenses. The increase in salaries and wages was primarily due to the operation of the Capital Bank division for nine months during 2012 compared with six months during 2011, and additional compensation related to merit increases and incentive compensation. The increase in pension and other employee benefits was primarily due to higher pension costs, health benefits and payroll taxes. The increase in data processing expenses was primarily due to higher hardware and software maintenance fees and check card processing costs that included conversion costs for a new processor.

Non-interest expense for the third quarter of 2012 was $11.4 million compared with $10.6 million for the same quarter in the prior year, an increase of $0.8 million, or 7.3%. The increase was primarily due to increases of $0.4 million in salaries and wages, $0.2 million in pension and other employee benefits and $0.1 million in other real estate owned expenses. The increase in salaries and wages was primarily due to an increase in employees in the Capital Bank region of our New York franchise, and additional compensation related to merit increases and incentive compensation. The increase in pension and other employee benefits was primarily due to higher pension costs and health benefits. The increase in other real estate owned expense was due to the write-down of a commercial property. Compared with the preceding quarter ended June 30, 2012, non-interest expense decreased $0.5 million, or 4.1%. The decrease was primarily due to lower data processing expenses.

Asset Quality:

Non-performing loans totaled $13.3 million at September 30, 2012, or 1.51% of total loans, down $7.6 million from $20.9 million, or 2.62%, at December 31, 2011. Non-performing assets which are comprised of non-performing loans and other real estate owned, totaled $14.2 million at September 30, 2012, or 1.10% of total assets, down $7.6 million from $21.8 million, or 1.79%, at December 31, 2011. Excluding $4.6 million in accruing loans that are 90 days or more past their stated maturity dates, the non-performing assets to total assets ratio was 0.75%.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth. Based on this analysis, the provision for loan losses for the nine months ended September 30, 2012, was $0.8 million, level with the prior year. Net recoveries for the nine months ended September 30, 2012, were $0.3 million compared with net charge-offs of $0.7 million for the same period in the prior year.

For the third quarter of 2012, the provision for loan losses was $0.2 million compared with $0.1 million for the preceding quarter and $0.6 million for the same quarter in the prior year. Net recoveries for the current quarter were $0.2 million compared with net recoveries of $0.1 million for the preceding quarter and net charge-offs of $0.7 million for the same quarter in the prior year.

At September 30, 2012, the allowance for loan losses was $10.8 million compared with $10.4 million at June 30, 2012, and $9.7 million at December 31, 2011.  The allowance for loan losses was 81.66% of non-performing loans at September 30, 2012, compared with 69.24% at June 30, 2012, and 46.18% at December 31, 2011. The ratio of the allowance for loan losses to total loans was 1.24% at September 30, 2012, compared with 1.21% at June 30, 2012, and December 31, 2011. Excluding acquired loans, the ratio of the allowance for loan losses on Legacy loans to Legacy loans was 1.38% at September 30, 2012, level with June 30, 2012, and down from 1.47% at December 31, 2011.

Balance Sheet Activity:

Assets totaled $1.287 billion at September 30, 2012, compared with $1.216 billion at December 31, 2011, an increase of $70.7 million, or 5.8%. The growth was primarily due to increases of $79.4 million, or 10.0%, in total portfolio loans and $28.3 million in cash and cash equivalents, partially offset by a decrease of $30.1 million in investment securities. The increase in portfolio loans was due to strong growth of $37.7 million in commercial loans and $42.3 million in consumer loans.

Deposits totaled $1.083 billion at September 30, 2012, compared with $998.5 million at December 31, 2011, an increase of $84.7 million, or 8.5%. The growth was primarily due to increases of $70.7 million in money market accounts, $43.7 million in non-interest-bearing demand deposits and $34.6 million in NOW accounts. These items were partially offset by decreases of $36.2 million in savings accounts and $28.0 million in certificates of deposit.

Total equity was $132.9 million at September 30, 2012, compared with $125.9 million at December 31, 2011. The total equity to total assets ratio was 10.32% at September 30, 2012, a slight decrease from 10.35% at December 31, 2011. The tangible equity to tangible assets ratio was 8.39% at September 31, 2012, up from 8.23% at December 31, 2011. As of September 30, 2012, both the Corporation's and the Bank's capital ratios were in excess of those required to be considered well-capitalized under regulatory capital standards.

About Chemung Financial Corporation:

Chemung Financial Corporation is a $1.3 billion financial services holding company headquartered in Elmira, New York and operates 28 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers. Established in 1833, Chemung Canal Trust Company is the oldest active independent bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance. CFS Group, Inc. was founded in 2001.

This press release may be found at: www.chemungcanal.com under Shareholder Info.

Forward-Looking Statements:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, corporate objectives and possible losses due to asset quality. These statements constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chemung Financial Corporation assumes no duty, and specifically disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, and cautions that these statements are subject to risks and uncertainties that could cause the Corporation's actual operating results to differ materially.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(Dollars in thousands, except share data)	2012	2012	2012	2011	2011
ASSETS
Cash and due from financial institutions	$ 35,324	$ 33,673	$ 27,311	$ 28,205	$ 30,749
Interest-bearing deposits in other financial institutions	45,908	40,502	83,203	24,697	87,724
Total cash and cash equivalents	81,232	74,175	110,514	52,902	118,473

Trading assets, at fair value	275	252	254	294	249

Securities available for sale	253,669	260,942	259,450	280,870	279,079
Securities held to maturity	6,163	6,334	7,447	8,312	7,586
FHLB and Federal Reserve Bank stocks, at cost	4,760	5,359	5,436	5,509	5,672
Total investment securities	264,592	272,635	272,333	294,691	292,337

Commercial	444,491	436,205	414,536	406,798	397,846
Mortgage	193,049	194,512	192,548	193,600	194,261
Consumer	238,818	225,230	195,949	196,517	196,352
Total loans	876,358	855,947	803,033	796,915	788,459
Allowance for loan losses	(10,828)	(10,392)	(10,283)	(9,659)	(9,677)
Loans, net	865,530	845,555	792,750	787,256	778,782

Loans held for sale	1,165	482	826	395	74
Premises and equipment, net	24,863	24,718	24,977	24,762	24,250
Goodwill	21,824	21,824	21,824	21,984	22,157
Other intangible assets, net	5,382	5,642	5,906	6,191	6,479
Other assets	22,117	22,176	25,111	27,785	23,122
Total assets	$ 1,286,980	$ 1,267,459	$ 1,254,495	$ 1,216,260	$ 1,265,923

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand deposits (non-interest bearing)	$ 302,509	$ 297,413	$ 272,055	$ 258,836	$ 261,946
NOW accounts	108,923	88,343	88,105	74,349	97,174
Savings	174,074	174,974	203,204	210,288	209,545
Money market accounts	248,722	232,870	212,376	178,030	168,046
Certificates of deposit	248,948	260,079	262,965	276,990	305,495
Total deposits	1,083,176	1,053,679	1,038,705	998,493	1,042,206

Securities sold under agreements to repurchase	32,918	31,750	34,998	37,107	41,454
FHLB term advances	28,046	41,128	43,227	43,344	43,936
Other liabilities	9,960	10,693	8,736	11,386	9,639
Total liabilities	1,154,100	1,137,250	1,125,666	1,090,330	1,137,235

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,538	45,525	45,556	45,583	45,710
Retained earnings	106,092	104,402	103,100	100,629	98,808
Treasury stock	(18,731)	(18,915)	(18,734)	(18,894)	(18,948)
Accumulated other comprehensive income (loss)	(72)	(856)	(1,146)	(1,441)	3,065
Total shareholders' equity	132,880	130,209	128,829	125,930	128,688
Total liabilities and shareholders' equity	$ 1,286,980	$ 1,267,459	$ 1,254,495	$ 1,216,260	$ 1,265,923

Period-end shares outstanding	4,642,317	4,632,014	4,639,565	4,640,646	4,634,963

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Nine Months Ended			Three Months Ended
	September 30,		Percent	September 30,		Percent
(Dollars in thousands, except share and per share data)	2012	2011	Change	2012	2011	Change
Interest and dividend income:
Loans, including fees	$ 34,078	$ 31,456	8.3	$ 11,374	$ 11,673	(2.6)
Taxable securities	4,142	4,348	(4.7)	1,306	1,504	(13.2)
Tax exempt securities	977	1,035	(5.6)	300	351	(14.5)
Interest-bearing deposits	123	167	(26.3)	35	65	(46.2)
Total interest and dividend income	39,320	37,006	6.3	13,015	13,593	(4.3)

Interest expense:
Deposits	2,533	3,326	(23.8)	775	1,138	(31.9)
Securities sold under agreements to repurchase	763	1,056	(27.7)	231	327	(29.4)
Borrowed funds	868	783	10.9	234	285	(17.9)
Total interest expense	4,164	5,165	(19.4)	1,240	1,750	(29.1)

Net interest income	35,156	31,841	10.4	11,775	11,843	(0.6)
Provision for loan losses	754	833	(9.5)	225	583	(61.4)
Net interest income after provision for loan losses	34,402	31,008	10.9	11,550	11,260	2.6

Non-interest income:
Wealth management group fee income	5,170	5,131	0.8	1,668	1,747	(4.5)
Service charges on deposit accounts	3,143	3,181	(1.2)	1,111	1,131	(1.8)
Net gain on securities transactions	301	1,108	(72.8)	1	429	(99.8)
Net impairment loss recognized in earnings	--	(67)	N/M	--	(67)	N/M
Net gain on sales of loans held for sale	270	133	103.0	126	54	133.3
Casualty gains	790	--	N/M	10	--	N/M
Other	3,414	3,934	(13.2)	1,144	1,034	10.6
Total non-interest income	13,088	13,420	(2.5)	4,060	4,328	(6.2)

Non-interest expense:
Salaries and wages	13,711	12,534	9.4	4,662	4,273	9.1
Pension and other employee benefits	4,138	3,297	25.5	1,381	1,172	17.8
Net occupancy	3,849	3,663	5.1	1,269	1,230	3.2
Furniture and equipment	1,600	1,549	3.3	504	487	3.5
Data processing	3,279	2,881	13.8	972	976	(0.4)
Amortization of intangible assets	808	753	7.3	260	288	(9.7)
Marketing and advertising	916	791	15.8	271	308	(12.0)
Other real estate owned expenses	286	86	232.6	154	38	305.3
FDIC insurance	615	737	(16.6)	205	295	(30.5)
Merger related expenses	30	2,244	(98.7)	22	21	4.8
Other	4,968	4,727	5.1	1,693	1,529	10.7
Total non-interest expense	34,200	33,262	2.8	11,393	10,617	7.3

Income before income tax expense	13,290	11,166	19.0	4,217	4,971	(15.2)
Income tax expense	4,397	3,590	22.5	1,383	1,680	(17.7)
Net income	$ 8,893	$ 7,576	17.4	$ 2,834	$ 3,291	(13.9)

Basic and diluted earnings per share	$ 1.92	$ 1.76		$ 0.61	$ 0.71
Cash dividends declared per share	0.75	0.75		0.25	0.25
Average basic and diluted shares outstanding	4,639,985	4,297,777		4,641,547	4,637,392

N/M – Not meaningful.

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(Dollars in thousands, except share and per share data)	2012	2012	2012	2011	2011	2012	2011

RESULTS OF OPERATIONS
Interest income	$ 13,015	$ 12,765	$ 13,540	$ 13,642	$ 13,593	$ 39,320	$ 37,006
Interest expense	1,240	1,400	1,524	1,634	1,750	4,164	5,165
Net interest income	11,775	11,365	12,016	12,008	11,843	35,156	31,841
Provision for loan losses	225	52	477	125	583	754	833
Net interest income after provision for loan losses	11,550	11,313	11,539	11,883	11,260	34,402	31,008
Non-interest income	4,060	4,131	4,897	4,044	4,328	13,088	13,420
Non-interest expense	11,393	11,885	10,922	11,522	10,617	34,200	33,262
Income before income tax expense	4,217	3,559	5,514	4,405	4,971	13,290	11,166
Income tax expense	1,383	1,115	1,899	1,443	1,680	4,397	3,590
Net income	$ 2,834	$ 2,444	$ 3,615	$ 2,962	$ 3,291	$ 8,893	$ 7,576
Basic and diluted earnings per share	$ 0.61	$ 0.53	$ 0.78	$ 0.64	$ 0.71	$ 1.92	$ 1.76
Average basic and diluted shares outstanding	4,641,547	4,636,395	4,642,012	4,638,042	4,637,392	4,639,985	4,297,777

PERFORMANCE RATIOS
Return on average assets	0.89%	0.78%	1.18%	0.95%	1.05%	0.95%	0.88%
Return on average equity	8.53%	7.55%	11.34%	9.06%	10.18%	9.12%	8.66%
Return on average tangible equity (a)	10.76%	9.58%	14.47%	11.60%	13.17%	11.57%	10.85%
Efficiency ratio	70.16%	74.75%	62.85%	69.88%	63.62%	69.06%	71.63%
Non-interest expense to average assets	3.59%	3.82%	3.56%	3.68%	3.38%	3.65%	3.86%
Loans to deposits	80.91%	81.23%	77.31%	79.81%	75.65%	80.91%	75.65%

YIELDS / RATES
Yield on loans	5.21%	5.39%	5.90%	5.85%	5.90%	5.49%	5.82%
Yield on investments	2.23%	2.13%	2.27%	2.22%	2.13%	2.21%	2.21%
Yield on interest-earning assets	4.46%	4.46%	4.83%	4.76%	4.72%	4.58%	4.68%
Cost of interest-bearing deposits	0.40%	0.44%	0.50%	0.54%	0.59%	0.45%	0.63%
Cost of borrowings	2.85%	3.02%	2.96%	2.84%	2.80%	2.95%	3.07%
Cost of interest-bearing liabilities	0.60%	0.67%	0.74%	0.77%	0.81%	0.67%	0.87%
Interest rate spread	3.86%	3.79%	4.09%	3.99%	3.91%	3.91%	3.81%
Net interest margin	4.04%	3.97%	4.28%	4.19%	4.11%	4.10%	4.02%

CAPITAL
Total equity to total assets at end of period	10.32%	10.27%	10.27%	10.35%	10.17%	10.32%	10.17%
Tangible equity to tangible assets at end of period (a)	8.39%	8.29%	8.24%	8.23%	8.09%	8.39%	8.09%

Book value per share	$ 28.62	$ 28.11	$ 27.77	$ 27.14	$ 27.76	$ 28.62	$ 27.76
Tangible book value per share	22.76	22.18	21.79	21.07	21.59	22.76	21.59
Period-end market value per share	23.77	25.50	25.40	22.70	23.00	23.77	23.00
Dividends declared per share	0.25	0.25	0.25	0.25	0.25	0.75	0.75

AVERAGE BALANCES
Loans (b)	$ 867,971	$ 823,754	$ 796,035	$ 795,450	$ 785,193	$ 829,395	$ 722,583
Earning assets	1,160,479	1,150,073	1,128,047	1,138,120	1,142,802	1,146,252	1,058,299
Total assets	1,262,648	1,252,461	1,235,453	1,241,144	1,246,612	1,250,232	1,152,771
Deposits	1,055,510	1,037,576	1,018,035	1,017,116	1,022,276	1,037,108	947,682
Total equity	132,186	130,254	128,194	129,767	128,305	130,218	117,009
Tangible equity (a)	104,827	102,635	100,465	101,279	99,116	102,650	93,385

ASSET QUALITY
Net charge-offs (recoveries)	$ (210)	$ (58)	$ (23)	$ 143	$ 662	$ (291)	$ 654
Non-performing loans	13,260	15,009	15,137	20,915	21,488	13,260	21,488
Non-performing assets	14,194	15,979	16,117	21,813	22,149	14,194	22,149
Allowance for loan losses	10,828	10,392	10,283	9,659	9,677	10,828	9,677

Annualized net charge-offs to average loans	(0.10)%	(0.03)%	(0.01)%	0.07%	0.33%	(0.05)%	0.12%
Non-performing loans to total loans	1.51%	1.75%	1.88%	2.62%	2.73%	1.51%	2.73%
Non-performing assets to total assets	1.10%	1.26%	1.28%	1.79%	1.75%	1.10%	1.75%
Allowance for loan losses to total loans	1.24%	1.21%	1.28%	1.21%	1.23%	1.24%	1.23%
Allowance for Legacy loans to Legacy loans (c)	1.38%	1.38%	1.48%	1.47%	1.51%	1.38%	1.51%
Allowance for loan losses to non-performing loans	81.66%	69.24%	67.93%	46.18%	45.03%	81.66%	45.03%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Loans include loans held for sale. Loans do not reflect the allowance for loan losses.
(c) Legacy loans represent total loans excluding acquired loans.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The table below shows computations of tangible equity and tangible assets and certain related ratios, all of which are considered to be non-GAAP financial measures. The tangible equity to tangible assets ratio has become a focus of some investors and management believes this ratio may assist in analyzing the Corporation's capital position, absent the effects of intangible assets. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of results reported under GAAP. Because not all companies use identical calculations, the non-GAAP measures presented in the following table may not be comparable to those reported by other companies.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(Dollars in thousands, except per share data)	2012	2012	2012	2011	2011	2012	2011

TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$ 132,880	$ 130,209	$ 128,829	$ 125,930	$ 128,688	$ 132,880	$ 128,688
Less: intangible assets	(27,206)	(27,466)	(27,730)	(28,175)	(28,636)	(27,206)	(28,636)
Tangible equity (non-GAAP)	$ 105,674	$ 102,743	$ 101,099	$ 97,755	$ 100,052	$ 105,674	$ 100,052

Total assets (GAAP)	$ 1,286,980	$ 1,267,459	$ 1,254,495	$ 1,216,260	$ 1,265,923	$ 1,286,980	$ 1,265,923
Less: intangible assets	(27,206)	(27,466)	(27,730)	(28,175)	(28,636)	(27,206)	(28,636)
Tangible assets (non-GAAP)	$ 1,259,774	$ 1,239,993	$ 1,226,765	$ 1,188,085	$ 1,237,287	$ 1,259,774	$ 1,237,287

Total equity to total assets at end of period (GAAP)	10.32%	10.27%	10.27%	10.35%	10.17%	10.32%	10.17%
Book value per share (GAAP)	$ 28.62	$ 28.11	$ 27.77	$ 27.14	$ 27.76	$ 28.62	$ 27.76

Tangible equity to tangible assets at end of period (non-GAAP)	8.39%	8.29%	8.24%	8.23%	8.09%	8.39%	8.09%
Tangible book value per share (non-GAAP)	$ 22.76	$ 22.18	$ 21.79	$ 21.07	$ 21.59	$ 22.76	$ 21.59

TANGIBLE EQUITY AND TANGIBLE ASSETS
(AVERAGE)
Total shareholders' equity (GAAP)	$ 132,186	$ 130,254	$ 128,194	$ 129,767	$ 128,305	$ 130,218	$ 117,009
Less: intangible assets	(27,359)	(27,619)	(27,729)	(28,488)	(29,189)	(27,568)	(23,624)
Tangible equity (non-GAAP)	$ 104,827	$ 102,635	$ 100,465	$ 101,279	$ 99,116	$ 102,650	$ 93,385

Return on average equity (GAAP)	8.53%	7.55%	11.34%	9.06%	10.18%	9.12%	8.66%

Return on average tangible equity (non-GAAP)	10.76%	9.58%	14.47%	11.60%	13.17%	11.57%	10.85%
CONTACT: For further information contact:
         Mark A. Severson, EVP and CFO
         Phone:  607-737-3714